Filed pursuant to Rule 424(b)(3)
Under the Securities Act of 1933
Registration No. 333-105017

SUPPLEMENT DATED JANUARY 20, 2005 TO PROSPECTUS DATED MAY 28, 2004

     On January 17, 2005, the members of Vestin Fund III, LLC (the “Company”) approved the Company’s Second Amended and Restated Operating Agreement. The Company has filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K relating to the Second Amendment and Restated Operating Agreement. A description of the amended provisions and a copy of the Second Amended and Restated Operating Agreement can be found in the Company’s Form 8-K, filed with the SEC on January 20, 2005.